Exhibit 10.2

Execution Version

NEITHER THIS CONVERTIBLE NOTE NOR THE SECURITIES ISSUABLE UPON THE CONVERSION HEREOF HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE “ACT”), AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL TO THE HOLDER (IF REQUESTED BY THE COMPANY), FROM REPUTABLE COUNSEL, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD OR ELIGIBLE TO BE SOLD PURSUANT TO RULE 144 UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES. ANY TRANSFEREE OF THIS NOTE SHOULD CAREFULLY REVIEW THE TERMS OF THIS NOTE, INCLUDING SECTIONS 3(c)(vi) AND 8 HEREOF.  THE PRINCIPAL AMOUNT REPRESENTED BY THIS NOTE AND, ACCORDINGLY, THE SECURITIES ISSUABLE UPON CONVERSION HEREOF MAY BE LESS THAN THE AMOUNTS SET FORTH ON THE FACE HEREOF PURSUANT TO SECTION 3(c)(vi) OF THIS NOTE.

Borqs Technologies, Inc.

SENIOR SECURED CONVERTIBLE PROMISSORY Note AND SECURITY AGREEMENT

Issuance Date: May 25, 2022	Original Principal Amount: U.S. $____________

FOR VALUE RECEIVED, Borqs Technologies, Inc., a company incorporated in the British Virgin Islands (the “Company”), hereby promises to pay to the order of ____________________ or its registered assigns (“Holder”) the principal sum set forth above as the Original Principal Amount (as reduced pursuant to the terms hereof pursuant to redemption or otherwise, the “Principal Amount”) together with interest on any outstanding Principal (as such interest on any outstanding Principal may be reduced pursuant to the terms hereof pursuant to redemption or otherwise) from the date set out above as the Issuance Date. This Convertible Note (with all notes issued in exchange, transfer or replacement hereof, this “Note”) is issued pursuant to that certain Securities Purchase Agreement, dated as of May 25, 2022 , by and among the Company, Holder and the other investor(s) referred to therein (the “Securities Purchase Agreement”). Capitalized terms used herein and not otherwise defined herein shall have the respective meanings set forth in the Securities Purchase Agreement.

1. Payments of Principal and Interest. Interest and principal under this Note shall be payable as follows:

(a) Except as otherwise provided in this Note, the outstanding Principal Amount shall accrue interest at an annual rate equal to the Interest Rate from the date of this Note until the entire Principal Amount is paid in full, whether at maturity, upon acceleration, by prepayment, or otherwise.

(b) The Company shall pay accrued interest at the Interest Rate on the Principal Amount in arrears on the last Business Day of each calendar year quarter (each an “Interest Payment Date”), with the first interest payment accrued on the outstanding Principal Amount due on September 30, 2022.

(c) After May 25,1 2023, the Principal Amount will amortize equally over a twelve month period such that the Company shall pay principal and accrued interest in arrears on the last Business Day of each calendar year quarter (each an “P&I Payment Date”), with the first P&I Payment Date occurring on June 30, 2023, and, unless earlier converted into Conversion Shares (as defined below), all of the Principal Amount and accrued but unpaid interest of this Note being due and payable by the Company on May 25, 20242 (the “Maturity Date”).

(d) From and after the occurrence and during the continuance of any Event of Default, the Interest Rate shall automatically be increased to twenty percent (20.0%) per annum. In the event that such Event of Default is subsequently cured, the adjustment referred to in the preceding sentence shall cease to be effective as of the date of such cure; provided that the Interest as calculated and unpaid at such increased rate during the continuance of such Event of Default shall continue to apply to the extent relating to the days after the occurrence of such Event of Default through and including the date of such cure of such Event of Default.

[1]	1 year anniversary of the Issuance Date
[2]	year anniversary of the Issuance Date

(e) All computations of interest shall be made on the basis of the actual number of days elapsed in a year of 360 days. Interest shall commence to accrue on the Principal Amount on the Execution Date and shall not accrue on the Principal Amount on the day on which it is paid if payment is made to Holder prior to 12:00 p.m. ET. Any payment of principal on this Note after 12:00 p.m. ET on any Business Day shall be credited against this Note on the next Business Day and interest will continue to accrue until so credited.

(f) All payments made under this Note will be made in lawful money of the United States of America at the principal office of the Company, or at such other place as the Holder may from time to time designate in writing to the Company. Payment will be credited first to accrued interest due and payable, with any remainder applied to Principal.

(g) The agreements made by Company with respect to this Note and the other Transaction Documents are expressly limited so that in no event shall the amount of interest received, charged, or contracted for by Holder exceed the highest lawful amount of interest permissible under the laws applicable to the Loan. If at any time performance of any provision of this Note or the other Transaction Documents results in the highest lawful rate of interest permissible under applicable laws being exceeded, then the amount of interest received, charged, or contracted for by Holder shall automatically and without further action by any party be deemed to have been reduced to the highest lawful amount of interest then permissible under applicable laws. If Holder shall ever receive, charge, or contract for, as interest, an amount which is unlawful, at Holder’s election, the amount of unlawful interest shall be refunded to the Company (if actually paid) or applied to reduce the then unpaid Principal Amount. To the fullest extent permitted by applicable laws, any amounts contracted for, charged, or received under the Transaction Documents included for the purpose of determining whether the Interest Rate would exceed the highest lawful rate shall be calculated by allocating and spreading such interest to and over the full stated term of this Note.

2. Security Interest.

(a) Company hereby pledges and grants to Holder an irrevocable and continuing first-priority security interest in all of its right, title, and interest in and to the Collateral (as such term is defined below), to secure the prompt payment and performance of all of Company’s present and future debts, obligations, and liabilities of whatever nature to Holder, including, without limitation, all obligations of Company arising from or relating to this Note. Company hereby agrees to execute and deliver such further documentation and take such further actions as Holder may request in order to enforce and protect the aforesaid security interest, including, without limitation, one or more account control agreements by and among the Company, Holder and any bank where the Company maintains any deposit accounts that are subject to Holder’s security interest hereunder. Company hereby authorizes Holder to notify any account debtor on any accounts that are the subject of Holder’s security interest hereunder of the existence of Holder’s interest and further, such notices may direct that after an Event of Default, any further payments shall be made directly to Holder. Company authorizes Holder to collect and enforce any of the Collateral, with the proceeds to be applied to the indebtedness outstanding hereunder, without liability to Company in connection with any such collection or enforcement and provided Company shall pay costs incurred by Holder, including reasonable attorneys’ fees and costs, for such collection and enforcement. Company hereby authorizes Holder to perfect its security interest in the Collateral including, without limitation, filing, amending, and renewing one or more UCC-1 Financing Statements or continuation statements in respect thereof, and amendments thereto, relating to all or any part of the Collateral without the prior approval or signature of the Company where permitted by law and at Company’s expense. Without first obtaining Holder’s prior written consent and so long as any amounts under this Note or the Securities Purchase Agreement remain owing, Company shall not move, sell, transfer, assign, dispose, or encumber the Collateral outside the ordinary course of Company’s business. Company shall adequately insure the Collateral for full replacement value and in conformity with industry standard practices and shall list Holder as an additional insured.

(b) In the event that Borrower undertakes a merger, acquisition, purchase and sale, change of control, joint venture, or reorganization, any parent, subsidiary or successor company and any of its subsidiaries shall unconditionally guaranty Borrower’s payment and performance under this Note (as this Note may be amended from time to time) as primary obligor and not merely as a surety.

(c) Lender shall have such rights and remedies with respect to the Collateral as are available under the provisions of all applicable laws, including without limitation, the Uniform Commercial Code, in addition to all other rights and remedies existing at law, in equity, or by statute, or provided in the Securities Purchase Agreement or this Note, which may be exercised without notice to, or consent by, Borrower.

3. Conversion. This Note shall be convertible into validly issued, fully paid and non-assessable Ordinary Shares on the terms and conditions set forth in this Section 3.

(a) Holder’s Conversion Right. Subject to the provisions of Section 3(e), at any time or times on or after the Execution Date, the Holder shall be entitled to convert any portion or the entirety of the outstanding Principal and/or accrued interest under this Note into validly issued, fully paid and non-assessable Ordinary Shares (“Conversion Shares”) in accordance with Section 3(c). Any such portion of the outstanding Principal and/or accrued interest to be converted in accordance with this Section 3 is referred to herein as the “Conversion Amount.”

(b) Conversion Shares. The number of Conversion Shares issuable upon conversion of the Conversion Amount shall be determined according to the following formula:

Conversion Amount

Conversion Price

No fractional Ordinary Shares are to be issued upon the conversion of this Note. If the issuance would result in the issuance of a fraction of a share, the Company shall round such fraction of a share up to the nearest whole share.

(c) Mechanics of Conversion. The conversion shall be conducted in the following manner:

(i) Holder’s Conversion. To convert all or a portion of this Note into Conversion Shares on any date or, if later, the Issuance Date (a “Conversion Date”), a Holder shall deliver to the Company (whether via facsimile or otherwise), for receipt on or prior to 11:59 p.m., New York time, on such date, a copy of an executed notice of conversion in the form attached hereto as Exhibit A (the “Conversion Notice”).

(ii) Company’s Response. Not later than the first (1st) Trading Day following the date of receipt of a Conversion Notice, the Company shall transmit by email an acknowledgment of confirmation, in the form attached hereto as Exhibit B, of receipt of such Conversion Notice to such Holder and the Company’s transfer agent (the “Transfer Agent”), which confirmation shall constitute an instruction to the Transfer Agent to process such Conversion Notice in accordance with the terms herein. On or before the second (2nd) Trading Day following the date of receipt by the Company of such Conversion Notice (the “Required Delivery Date”), the Company shall credit such aggregate number of Conversion Shares to which the Holder is entitled pursuant to such conversion to the Holder’s or its designee’s balance account with The Depository Trust Company (“DTC”) through its Deposit/ Withdrawal at Custodian system.

(iii) Record Holder. Upon delivery of a Conversion Notice, the Holder shall be deemed for all corporate purposes to have become the holder of record of the Conversion Shares with respect to which such Conversion Notice was issued, irrespective of the date such Conversion Shares are credited to the Holder’s DTC account.

(iv) Company’s Failure to Timely Deliver Securities. If by the Required Delivery Date the Company fails to issue and credit (or cause to be delivered) to the balance account of Holder or Holder’s nominee with DTC for such number of Conversion Shares so delivered to the Company, then, in addition to all other remedies available to Holder, at the sole discretion of Holder, the Company shall:

(A) pay in cash to Holder on each Trading Day after the Required Delivery Date that the issuance or credit of such Conversion Shares is not timely effected an amount equal to 1% of the product of (A) the number of Ordinary Shares not so delivered or credited (as the case may be) to Holder or Holder’s nominee multiplied by (B) the Closing Sale Price of the Ordinary Shares on the Trading Day immediately preceding the Required Delivery Date; or

(B) if on or after the Required Delivery Date, Holder (or any other Person in respect, or on behalf, of Holder) purchases (in an open market transaction or otherwise) Ordinary Shares (“Replacement Shares”) to deliver in satisfaction of a sale by Holder of all or any portion of the number of Ordinary Shares, or a sale of a number of Ordinary Shares equal to all or any portion of the number of Ordinary Shares, that Holder so anticipated receiving from the Company without any restrictive legend, then, within five (5) Trading Days after Holder’s request and in Holder’s sole discretion, either (x) pay cash to Holder in an amount equal to Holder’s total purchase price (including brokerage commissions and other out-of-pocket expenses, if any) for the Replacement Shares (the “Buy-In Price”), at which point the Company’s obligation to credit Holder’s balance account shall terminate and such shares shall be cancelled, or (y) promptly honor its obligation to credit Holder’s DTC account representing such number of Ordinary Shares that would have been so delivered if the Company timely complied with its obligations hereunder and pay cash to Holder in an amount equal to the excess (if any) of the Buy-In Price over the product of (1) such number of Ordinary Shares that the Company was required to deliver to Holder by the Required Delivery Date multiplied by (2) the lowest Closing Sale Price of the Ordinary Shares on any Trading Day during the period commencing on the date Holder purchased Replacement Shares and ending on the date of such delivery and payment under this clause (B).

To the extent permitted by law, the Company’s obligations to issue and deliver the Conversion Shares in accordance with the terms hereof are absolute and unconditional, irrespective of any action or inaction by the Holder to enforce the same, any waiver or consent with respect to any provision hereof, the recovery of any judgment against any person or any action to enforce the same, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by the Holder or any other person of any obligation to the Company or any violation or alleged violation of law by the Holder or any other person, and irrespective of any other circumstance that might otherwise limit such obligation of the Company to the Holder in connection with the issuance of the Conversion Shares. Nothing herein shall limit the Holder’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver the Conversion Shares as required pursuant to the terms hereof.

(v) Disputes. In the case of a dispute as to the determination of the Conversion Price or the arithmetic calculation of the number of Conversion Shares to be issued pursuant to the terms hereof, the Company shall promptly issue to the Holder the number of Conversion Shares that are not disputed, provided that following such issuance to Holder such dispute shall be resolved in accordance with Section 22.

(vi) Book-Entry. Notwithstanding anything to the contrary set forth in this Section 3, upon conversion of any portion of this Note in accordance with the terms hereof, no Holder thereof shall be required to physically surrender this Note to the Company. If this Note is surrendered as provided by Section 8, then, provided that there remains outstanding Principal and accrued interest under this Note at the time of surrender, the Company shall, as soon as practicable and in no event later than three (3) Trading Days after receipt of this Note and at its own expense, issue and deliver to such Holder (or its designee) a new Note (in accordance with Section 8(d)) representing the outstanding Principal and accrued interest (if any) under this Note. Each Holder and the Company shall maintain records showing the portion of the Note so converted by such Holder and the dates of such conversions or shall use such other method, reasonably satisfactory to such Holder and the Company, so as not to require physical surrender of the Note upon each such conversion. In the event of any dispute or discrepancy, such records of such Holder establishing the portion of the Note to which the record holder is entitled shall be controlling and determinative in the absence of manifest error. A Holder and any transferee or assignee, by acceptance of a certificate, acknowledge and agree that, by reason of the provisions of this paragraph, following conversion of any portion of the Note, the outstanding Principal represented by such Note may be less than stated on the face thereof.  Each Note shall bear the following legend:

ANY TRANSFEREE OF THIS NOTE SHOULD CAREFULLY REVIEW THE TERMS OF THIS NOTE, INCLUDING SECTIONS 2(c)(vi) AND 8(a) HEREOF. THE PRINCIPAL AMOUNT REPRESENTED BY THIS NOTE AND, ACCORDINGLY, THE SECURITIES ISSUABLE UPON CONVERSION HEREOF MAY BE LESS THAN THE AMOUNTS SET FORTH ON THE FACE HEREOF PURSUANT TO SECTION 3(c)(vi) OF THIS NOTE.

(d) Taxes. The Company shall pay any and all documentary, stamp, transfer (but only in respect of the registered holder thereof), issuance and other similar taxes that may be payable with respect to the issuance and delivery of Conversion Shares upon the conversion of the Note.

(e) Limitation on Beneficial Ownership. Notwithstanding anything to the contrary contained in this Note, this Note shall not be convertible or exchangeable by the Holder hereof to the extent (but only to the extent), after giving effect to the issuance of Ordinary Shares issuable upon such conversion, the Holder or any of its affiliates would beneficially own in excess of 9.9% of the number of Ordinary Shares then outstanding, as calculated in accordance with Section 13(d) of the Exchange Act (the “Maximum Percentage”). To the extent the above limitation applies, the determination of whether this Note shall be convertible or exchangeable (vis-à-vis other convertible, exercisable or exchangeable securities owned by the Holder or any of its affiliates) and of which such securities shall be convertible, exercisable or exchangeable (as among all such securities owned by the Holder) shall, subject to such Maximum Percentage limitation, be determined on the basis of the first submission to the Company for conversion, exercise or exchange (as the case may be). No prior inability to convert or exchange this Note pursuant to this paragraph shall have any effect on the applicability of the provisions of this paragraph with respect to any subsequent determination of convertibility or exchangeability. For the purposes of this paragraph, beneficial ownership and all determinations and calculations (including, without limitation, with respect to calculations of percentage ownership) shall be determined in accordance with Section 13(d) of the 1934 Act and the rules and regulations promulgated thereunder. The provisions of this paragraph shall be implemented in a manner otherwise than in strict conformity with the terms of this paragraph to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended Maximum Percentage beneficial ownership limitation herein contained or to make changes or supplements necessary or desirable to properly give effect to such Maximum Percentage limitation. The limitations contained in this paragraph shall apply to a successor Holder of this Note. The holders of Ordinary Shares shall be third party beneficiaries of this paragraph and the Company may not waive this paragraph without the consent of holders of a majority of its Ordinary Shares. For any reason at any time, upon the written or oral request of the Holder, the Company shall within two (2) Business Days confirm orally and in writing to the Holder the number of Ordinary Shares then outstanding, including by virtue of any prior conversion or exercise or exchange of convertible or exercisable or exchangeable securities into Ordinary Shares, including, without limitation, pursuant to this Note or securities issued pursuant to the Securities Purchase Agreement.

(f) Reservation of Shares; Insufficient Authorized Shares.  The Company shall initially reserve out of its authorized and unissued Ordinary Shares a number of Ordinary Shares equal to 200% of the maximum number of Conversion Shares issuable to satisfy the Company's obligations to issue Ordinary Shares hereunder, and the Company shall at all times keep reserved for issuance under this Note a number of Ordinary Shares equal to 200% of the maximum number of Conversion Shares issuable to satisfy the Company’s obligation to issue Ordinary Shares hereunder.

4. Rights upon Event of Default; Acceleration.

(a) Event of Default.  Each of the following events shall constitute an “Event of Default”:

(i) the suspension from trading or the failure of the Ordinary Shares to be trading or listed (as applicable) on an Eligible Market for a period of five (5) consecutive days; or the Company fails to maintain its listing on the Nasdaq Capital Market due to the minimum bid price rules which can be cured by effectuating a reverse split of its Ordinary Shares prior to the end of July 2022 or if the market price falls to $0.10 per share.

(ii) the Company’s failure, from the Execution Date to maintain sufficient reserves of its authorized and unissued Ordinary Shares to redeem 200% of the maximum number of Conversion Shares issuable upon conversion of all the Convertible Notes then outstanding;

(iii) the Company’s failure to maintain sufficient reserves of its authorized and unissued Ordinary Shares to redeem 200% of the Warrant Shares that would be issuable upon exercise thereof;

(iv) the Company’s (A) failure to timely deliver the required number of Ordinary Shares upon conversion of this Note or exercise of the Warrants, and any such failure remains uncured for a period of five (5) Business Days, or (B) notice, written or oral, to any holder of the Convertible Notes or Warrants, including, without limitation, by way of public announcement or through any of its agents, at any time, of its intention not to comply, as required, with a request for conversion of any Convertible Notes into Ordinary Shares that is requested in accordance with the provisions of the Convertible Notes, in each case, other than pursuant to Section 3(e) or any comparable provision of the Warrants;

(v) the Company’s or any Subsidiary’s failure (A) to pay to the Holder any amount of Principal or Interest when and as due under this Note or (B) to pay to the Holder, within five (5) days after the delivery by the Holder of written notice thereof, any amount or penalties or other amounts due under this Note or any amount due under any other Transaction Document (as defined in the Securities Purchase Agreement) or any other agreement, document, certificate or other instrument delivered in connection with the transactions contemplated hereby and thereby;

(vi) the Company fails to remove any restrictive legend on any certificate or any Ordinary Shares issued to the Holder upon conversion or exercise (as the case may be) of any Securities acquired by the Holder under the Securities Purchase Agreement (including this Note) as and when required by such Securities or the Securities Purchase Agreement, unless otherwise then prohibited by applicable federal securities laws, and any such failure remains uncured for a period of five (5) Business Days;

(vii) the Company fails to maintain a transfer agent that participates in the DTC Fast Automated Securities Transfer Program;

(viii) the Company fails to use reasonable care to protect and preserve any Collateral or fails to keep accurate books and records with respect to the Collateral, and such failure is not reasonably cured within ten (10) Business Days following written notice thereof from the Lender;

(ix) the Company sells, transfers, encumbers, or suffers any material damage or loss of the Collateral outside the ordinary course of the Company’s business;.

(x) the Company or its Subsidiaries, whether directly or indirectly, incurs any Indebtedness (as defined in the Securities Purchase Agreement) or amends or modifies any Indebtedness in such a manner that increases the Indebtedness of the Company or results in such Indebtedness being, secured by any Lien on any assets of the Company; provided, however that notwithstanding the foregoing, the Company’s Subsidiaries may incur Indebtedness that is not guaranteed by the Company and does not result in any Lien on any assets of the Company.

(xi) the occurrence of (A) any default under or acceleration prior to maturity of any Indebtedness (as defined in the Securities Purchase Agreement, but excluding clause (E) of such definition and clauses (F) and (G) to the extent they relate to Indebtedness describe in clause (E)) of the Company or any of its Subsidiaries in an aggregate amount in excess of $300,000, subject to any cure or grace period provided in the governing documents of such Indebtedness, or (B) a payment default under any such Indebtedness, if such default remains uncured for a period of ten (10) consecutive Trading Days;

(xii) bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings for the relief of debtors shall be instituted by or against the Company or any Subsidiary and, if instituted against the Company or any Subsidiary by a third party, shall not be dismissed within thirty (30) days of their initiation;

(xiii) the commencement by the Company or any Subsidiary of a voluntary case or proceeding under any applicable federal, state or foreign bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by it to the entry of a decree, order, judgment or other similar document in respect of the Company or any Subsidiary in an involuntary case or proceeding under any applicable federal, state or foreign bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under any applicable federal, state or foreign law, or the consent by it to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or any Subsidiary or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the execution of a composition of debts, or the occurrence of any other similar federal, state or foreign proceeding, or the admission by it in writing of its inability to pay its debts generally as they become due, the taking of corporate action by the Company or any Subsidiary in furtherance of any such action or the taking of any action by any Person to commence a UCC foreclosure sale or any other similar action under federal, state or foreign law;

(xiv) the entry by a court of (A) a decree, order, judgment or other similar document in respect of the Company or any Subsidiary of a voluntary or involuntary case or proceeding under any applicable federal, state or foreign bankruptcy, insolvency, reorganization or other similar law or (B) a decree, order, judgment or other similar document adjudging the Company or any Subsidiary as bankrupt or insolvent, or approving as properly filed a petition seeking liquidation, reorganization, arrangement, adjustment or composition of or in respect of the Company or any Subsidiary under any applicable federal, state or foreign law or (C) a decree, order, judgment or other similar document appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or any Subsidiary or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree, order, judgment or other similar document or any such other decree, order, judgment or other similar document unstayed and in effect for a period of thirty (30) consecutive days;

(xv) a final judgment, judgments, any arbitration or mediation award or any settlement of any litigation or any other satisfaction of any claim made by any Person pursuant to any litigation, as applicable, (each a “Judgment”, and collectively, the “Judgments”) with respect to the payment of cash, securities and/or other assets with an aggregate fair value (as determined in accordance with Section 5(c)(iv) below) in excess of $300,000 are rendered against, agreed to or otherwise accepted by, the Company and/or any of its Subsidiaries and which Judgments are not, within thirty (30) days after the entry thereof, bonded, discharged or stayed pending appeal, or are not discharged within thirty (30) days after the expiration of such stay; provided, however, any Judgment which is covered by insurance or an indemnity from a credit worthy party shall not be included in calculating the $300,000 amount set forth above so long as the Company provides the Holder a written statement from such insurer or indemnity provider (which written statement shall be reasonably satisfactory to the Holder) to the effect that such Judgment is covered by insurance or an indemnity and the Company or such Subsidiary (as the case may be) will receive the proceeds of such insurance or indemnity within thirty (30) days of the issuance of such Judgment;

(xvi) other than as specifically set forth in another clause of this Section 4(a), the Company or any Subsidiary breaches any representation or warranty when made, or any covenant or other term or condition of any Transaction Document, and, only, in the case of a breach of a covenant or other term or condition that is curable, if such breach remains uncured for a period of ten (10) consecutive Trading Days after the delivery by Holder of written notice thereof;

(xvii) any breach or failure in any respect by the Company or any subsidiary to comply with any provision of Section 10 of this Note, and any such breach or failure remains uncured for a period of ten (10) consecutive Trading Days after the delivery by Holder of written notice thereof;

(xviii) any provision of any Transaction Document (shall at any time for any reason (other than pursuant to the express terms thereof) cease to be valid and binding on or enforceable against the parties thereto, or the validity or enforceability thereof shall be contested by any party thereto, or a proceeding shall be commenced by the Company or any Subsidiary or any governmental authority having jurisdiction over any of them, seeking to establish the invalidity or unenforceability thereof, or the Company or any Subsidiary shall deny in writing that it has any liability or obligation purported to be created under any Transaction Document.

Upon the occurrence of an Event of Default with respect to this Note the Company shall promptly, but in no case later than two (2) Business Days, deliver written notice thereof via email and overnight courier (with next day delivery specified) (an “Event of Default Notice”) to the Holder.

(b) Remedies. Upon the occurrence of an Event of Default and at any time thereafter, Holder may at its option: (a) declare the entire principal amount of this Note, together with all accrued interest thereon, immediately due and payable; and (b) exercise any or all of its rights, powers, or remedies under the Transaction Documents or applicable law or available in equity, including foreclosing on the Collateral in accordance with the remedies provided to a lender under the Uniform Commercial Code; provided, however that, if an Event of Default described in Sections 3(a)(viii)-(x) of this Note shall occur, the principal of and accrued interest shall become immediately due and payable automatically and without any notice, declaration, or other act on the part of Holder.

(c) Acceleration by Subsidiary Spin-Off. Upon the occurrence of a Subsidiary Spin-Off and at any time thereafter, Holder may at its option declare the entire principal amount of this Note, together with all accrued interest thereon, immediately due and payable.

5. Adjustment of Conversion Price and Number of Conversion Shares. The Conversion Price and number of Conversion Shares issuable upon conversion of this Note are subject to adjustment from time to time as set forth in this Section 5.

(a) Registration or Rule 144 Eligibility. From the date immediately following the Restricted Period (as defined in the Securities Purchase Agreement) the Conversion Shares are eligible to be sold, assigned or transferred under Rule 144 under the Securities Act of 1933, as amended, (such earlier date, the “Adjustment Date”), the Conversion Price then in effect shall be reduced (and in no event increased) to ninety percent (90%) of the Closing Bid Price of the Ordinary Shares on the Adjustment Date, but in no event less than $0.10 per Ordinary Share, and in the case of a reverse stock split the minimum Conversion Price will be adjusted to 25% of the closing bid price on the 5th day post such split.

(b) Stock Dividends and Splits. Without limiting any provision of Section 6, if the Company, at any time on or after the date of the Securities Purchase Agreement, (i) pays a stock dividend on one or more classes of its then outstanding Ordinary Shares or otherwise makes a distribution on any class of capital stock that is payable in Ordinary Shares, (ii) subdivides (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of its then outstanding Ordinary Shares into a larger number of shares or (iii) combines (by combination, reverse stock split or otherwise) one or more classes of its then outstanding Ordinary Shares into a smaller number of shares, then in each such case the Conversion Price shall be multiplied by a fraction of which the numerator shall be the number of Ordinary Shares outstanding immediately before such event and of which the denominator shall be the number of Ordinary Shares outstanding immediately after such event. Any adjustment made pursuant to clause (i) of this paragraph shall become effective immediately after the record date for the determination of shareholders entitled to receive such dividend or distribution, and any adjustment pursuant to clause (ii) or (iii) of this paragraph shall become effective immediately after the effective date of such subdivision or combination. If any event requiring an adjustment under this paragraph occurs during the period that a Conversion Price is calculated hereunder, then the calculation of such Conversion Price shall be adjusted appropriately to reflect such event.

(c) Adjustment Upon Issuance of Ordinary Shares. If, during the Restricted Period (as defined in the Securities Purchase Agreement), the Company effects an Additional Issuance (as defined in the Securities Purchase Agreement), or in accordance with this Section 5 is deemed to have effected an Additional Issuance, any Ordinary Shares (including the issuance or sale of Ordinary Shares owned or held by or for the account of the Company) issued or sold or deemed to have been issued or sold) for a consideration per share (the “New Issuance Price”) less than a price equal to the Conversion Price in effect immediately prior to such issue or sale or deemed issuance or sale (such Conversion Price then in effect is referred to as the “Applicable Price”) (the foregoing a “Dilutive Issuance”), then immediately after such Dilutive Issuance, the Conversion Price then in effect shall be reduced (and in no event increased) to such lower price per share of the New Issue Price, but in no event less than $0.10 per Ordinary Share (as adjusted for stock dividends, reclassifications, reorganizations or other similar transactions, and in the case of a reverse stock split the price will be adjusted to 25% of the closing bid price on the 5th day post such split); provided, that if such issuance or sale (or deemed issuance or sale) was without consideration, then the Company shall be deemed to have received the value as indicated above for each such share so issued or deemed to be issued. For all purposes of the foregoing (including, without limitation, determining the adjusted Conversion Price and consideration per share under this Section 5(c)), the following shall be applicable:

(i) Issuance of Options. If, during the Restricted Period, the Company in any manner grants or sells any Options and the lowest price per share for which one Ordinary Share is issuable upon the exercise of any such Option or upon conversion, exercise or exchange of any Convertible Securities issuable upon exercise of any such Option is less than the Applicable Price, then such Ordinary Share shall be deemed to be outstanding and to have been issued and sold by the Company at the time of the granting or sale of such Option for such price per share. For purposes of this Section 5(c)(i), the “lowest price per share for which one Ordinary Share is issuable upon the exercise of any such Options or upon conversion, exercise or exchange of any Convertible Securities issuable upon exercise of any such Option” shall be equal to (A) the sum of the lowest amounts of consideration (if any) received or receivable by the Company with respect to any one Ordinary Share upon the granting or sale of such Option, upon exercise of such Option and upon conversion, exercise or exchange of any Convertible Security issuable upon exercise of such Option minus (B) the sum of all amounts paid or payable to the holder of such Option (or any other Person) upon the granting or sale of such Option, upon exercise of such Option and upon conversion, exercise or exchange of any Convertible Security issuable upon exercise of such Option plus the value of any other consideration received or receivable by, or benefit conferred on, the holder of such Option (or any other Person). Except as contemplated below, no further adjustment of the Conversion Price shall be made upon the actual issuance of such Ordinary Shares or of such Convertible Securities upon the exercise of such Options or upon the actual issuance of such Ordinary Shares upon conversion, exercise or exchange of such Convertible Securities.

(ii) Issuance of Convertible Securities. If, during the Restricted Period, the Company in any manner issues or sells any Convertible Securities and the lowest price per share for which one Ordinary Share is issuable upon the conversion, exercise or exchange thereof is less than the Applicable Price, then such Ordinary Shares shall be deemed to be outstanding and to have been issued and sold by the Company at the time of the issuance or sale of such Convertible Securities for such price per share. For the purposes of this Section 5(c)(ii), the “lowest price per share for which one Ordinary Share is issuable upon the conversion, exercise or exchange thereof” shall be equal to (A) the sum of the lowest amounts of consideration (if any) received or receivable by the Company with respect to one Ordinary Share upon the issuance or sale of the Convertible Security and upon conversion, exercise or exchange of such Convertible Security minus (B) the sum of all amounts paid or payable to the holder of such Convertible Security (or any other Person) upon the issuance or sale of such Convertible Security plus the value of any other consideration received or receivable by, or benefit conferred on, the holder of such Convertible Security (or any other Person). Except as contemplated below, no further adjustment of the Conversion Price shall be made upon the actual issuance of such Ordinary Shares upon conversion, exercise or exchange of such Convertible Securities, and if any such issue or sale of such Convertible Securities is made upon exercise of any Options for which adjustment of this Warrant has been or is to be made pursuant to other provisions of this Section 5(c), except as contemplated below, no further adjustment of the Conversion Price shall be made by reason of such issue or sale.

(iii) Change in Option Price or Rate of Conversion. If, during the Restricted Period, the purchase or exercise price provided for in any Options, the additional consideration, if any, payable upon the issue, conversion, exercise or exchange of any Convertible Securities, or the rate at which any Convertible Securities are convertible into or exercisable or exchangeable for Ordinary Shares increases or decreases at any time, the Conversion Price in effect at the time of such increase or decrease shall be adjusted to the Conversion Price which would have been in effect at such time had such Options or Convertible Securities provided for such increased or decreased purchase price, additional consideration or increased or decreased conversion rate, as the case may be, at the time initially granted, issued or sold. For purposes of this Section 5(c)(iii), if the terms of any Option or Convertible Security that was outstanding as of the date of issuance of this Warrant are increased or decreased in the manner described in the immediately preceding sentence, then such Option or Convertible Security and the Ordinary Shares deemed issuable upon exercise, conversion or exchange thereof shall be deemed to have been issued as of the date of such increase or decrease. No adjustment pursuant to this Section 5(c) shall be made if such adjustment would result in an increase of the Conversion Price then in effect.

(iv) Calculation of Consideration Received. If, during the Restricted Period, any Option or Convertible Security is issued in connection with the issuance or sale or deemed issuance or sale of any other securities of the Company, together comprising one integrated transaction, (A) such Option or Convertible Security (as applicable) will be deemed to have been issued for consideration equal to the Black Scholes Consideration Value thereof and (B) the other securities issued or sold or deemed to have been issued or sold in such integrated transaction shall be deemed to have been issued for consideration equal to the difference of (1) the aggregate consideration received by the Company, minus (2) the Black Scholes Consideration Value of each such Option or Convertible Security (as applicable). If any Ordinary Shares, Options or Convertible Securities are issued or sold or deemed to have been issued or sold for cash, the consideration received therefor will be deemed to be the net amount of consideration received by the Company therefor. If any Ordinary Shares, Options or Convertible Securities are issued or sold for a consideration other than cash, the amount of such consideration received by the Company will be the fair value of such consideration, except where such consideration consists of publicly traded securities, in which case the amount of consideration received by the Company for such securities will be the arithmetic average of the VWAPs of such security for each of the five (5) Trading Days immediately preceding the date of receipt. If any Ordinary Shares, Options or Convertible Securities are issued to the owners of the non-surviving entity in connection with any merger in which the Company is the surviving entity, the amount of consideration therefor will be deemed to be the fair value of such portion of the net assets and business of the non-surviving entity as is attributable to such Ordinary Shares, Options or Convertible Securities, as the case may be. The fair value of any consideration other than cash or publicly traded securities will be determined jointly by the Company and the Holder. If such parties are unable to reach agreement within ten (10) days after the occurrence of an event requiring valuation (the “Valuation Event”), the fair value of such consideration will be determined within five (5) Trading Days after the tenth (10th) day following such Valuation Event by an independent, reputable appraiser jointly selected by the Company and the Holder. The determination of such appraiser shall be final and binding upon all parties absent manifest error and the fees and expenses of such appraiser shall be borne by the Company.

(v) Record Date. If, during the Restricted Period, the Company takes a record of the holders of Ordinary Shares for the purpose of entitling them (A) to receive a dividend or other distribution payable in Ordinary Shares, Options or in Convertible Securities or (B) to subscribe for or purchase Ordinary Shares, Options or Convertible Securities, then such record date will be deemed to be the date of the issue or sale of the Ordinary Shares deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase (as the case may be).

(d) Calculations. All calculations under this Section 5 shall be made by rounding to the nearest 1/10000th of cent and the nearest 1/100th of a share, as applicable. The number of Ordinary Shares outstanding at any given time shall not include shares owned or held by or for the account of the Company, and the disposition of any such shares shall be considered an issue or sale of Ordinary Shares.

(e) Other Events. In the event that the Company shall take any action to which the provisions hereof are not strictly applicable, or, if applicable, would not operate to protect the Holder from dilution or if any event occurs of the type contemplated by the provisions of this Section 5 but not expressly provided for by such provisions (including, without limitation, the granting of stock appreciation rights, phantom stock rights or other rights with equity features), then the Company’s board of directors shall in good faith determine and implement an appropriate adjustment in the Conversion Price and the number of Conversion Shares (if applicable) so as to protect the rights of the Holder, provided that no such adjustment pursuant to this Section 5(e) will increase the Conversion Price or decrease the number of Conversion Shares as otherwise determined pursuant to this Section 5, provided further that if the Holder does not accept such adjustments as appropriately protecting its interests hereunder against such dilution, then the Company’s board of directors and the Holder shall agree, in good faith, upon an independent investment bank of nationally recognized standing to make such appropriate adjustments, whose determination shall be final and binding and whose fees and expenses shall be borne by the Company.

6. Rights Upon Distribution of Assets. In addition to any adjustments pursuant to Section 5, if the Company shall declare or make any dividend or other distribution of its assets (or rights to acquire its assets) to holders of Ordinary Shares, by way of return of capital or otherwise (including, without limitation, any distribution of cash, stock or other securities, indebtedness, property or options by way of a dividend, spin off, reclassification, corporate rearrangement, scheme of arrangement or other similar transaction, other than a distribution of Ordinary Shares covered by Section 5(b)) (a “Distribution”), at any time after the issuance of this Note, then, in each such case, provision shall be made so that upon conversion of this Note, the Holder shall be entitled to participate in such Distribution to the same extent that the Holder would have participated therein if the Holder had held the number of Ordinary Shares acquirable upon complete conversion of this Note (without regard to any limitations on conversion hereof, including without limitation, the Maximum Percentage) immediately before the date on which a record is taken for such Distribution, or, if no such record is taken, the date as of which the record holders of Ordinary Shares are to be determined for the participation in such Distribution (provided, however, to the extent that the Holder’s right to participate in any such Distributions would result in the Holder exceeding the Maximum Percentage, then the Holder shall not be entitled to participate in such Distribution to such extent (or the beneficial ownership of any such Ordinary Shares as a result of such Distribution to such extent) and such Distribution to such extent shall be held in abeyance for the benefit of the Holder until such time, if ever, as its right thereto would not result in the Holder exceeding the Maximum Percentage).

7. Purchase Rights; Fundamental Transaction.

(a) Purchase Rights. In addition to any adjustments pursuant to Section 5 herein, if at any time the Company grants, issues or sells any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of Ordinary Shares (the “Purchase Rights”), then the Holder will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the Holder could have acquired if the Holder had held the number of Ordinary Shares acquirable upon complete conversion of this Note (without regard to any limitations on exercise hereof, including without limitation, the Maximum Percentage) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of Ordinary Shares are to be determined for the grant, issue or sale of such Purchase Rights (provided, however, to the extent that the Holder’s right to participate in any such Purchase Right would result in the Holder exceeding the Maximum Percentage, then the Holder shall not be entitled to participate in such Purchase Right to such extent (or beneficial ownership of such Ordinary Shares as a result of such Purchase Right to such extent) and such Purchase Right to such extent shall be held in abeyance for the Holder until such time, if ever, as its right thereto would not result in the Holder exceeding the Maximum Percentage).

(b) Fundamental Transactions. The Company shall not enter into or be party to a Fundamental Transaction unless the Successor Entity assumes in writing all of the obligations of the Company under this Note and the other Transaction Documents related to this Note in accordance with the provisions of this Section 7, pursuant to written agreements in form and substance reasonably satisfactory to the Holder, including agreements confirming the obligations of the Successor Entity as set forth in this Note and an obligation to deliver to the Holder in exchange for this Note a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to this Note, including, without limitation, which is exercisable for a corresponding number of shares of capital stock equivalent to the Ordinary Shares acquirable and receivable upon conversion of this Note (without regard to any limitations on the conversion of this Note) prior to such Fundamental Transaction, and with a conversion price which applies the Conversion Price hereunder to such shares of capital stock (but taking into account the relative value of the Ordinary Shares pursuant to such Fundamental Transaction and the value of such shares of capital stock, such adjustments to the number of shares of capital stock and such exercise price being for the purpose of protecting the economic value of this Note immediately prior to the consummation of such Fundamental Transaction). Notwithstanding the foregoing, at the election of the Holder upon conversion of this Note following a Fundamental Transaction, the Successor Entity shall deliver to the Holder, in lieu of the Ordinary Shares (or other securities, cash, assets or other property (except such items still issuable under Sections 6 and 7 above, which shall continue to be receivable thereafter)) issuable upon the exercise of this Note prior to the applicable Fundamental Transaction, such Ordinary Shares (or its equivalent) of the Successor Entity (including its Parent Entity), or other securities, cash, assets or other property, which the Holder would have been entitled to receive upon the happening of the applicable Fundamental Transaction had this Note been exercised immediately prior to the applicable Fundamental Transaction; provided, however, that such amount of reserved Ordinary Shares shall be limited by the Maximum Percentage of Ordinary Shares.

8. Reissuance of Note.

(a) Transfer. If this Note is to be transferred, the Holder shall surrender this Note to the Company, whereupon the Company will forthwith issue and deliver upon the order of the Holder a new Note (in accordance with Section 8(d)), registered as the Holder may request, representing the outstanding Principal being transferred by the Holder and, if less than the entire outstanding Principal is being transferred, a new Note (in accordance with Section 8(d)) to the Holder representing the outstanding Principal not being transferred. The Holder and any assignee, by acceptance of this Note, acknowledge and agree that, by reason of the provisions of Section 3(c)(vi) following conversion or redemption of any portion of this Note, the outstanding Principal represented by this Note may be less than the Principal stated on the face of this Note.

(b) Lost, Stolen or Mutilated Note. Upon receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Note (as to which a written certification and the indemnification contemplated below shall suffice as such evidence), and, in the case of loss, theft or destruction, of any indemnification undertaking by the Holder to the Company in customary and reasonable form and, in the case of mutilation, upon surrender and cancellation of this Note, the Company shall execute and deliver to the Holder a new Note (in accordance with Section 8(d)) representing the outstanding Principal.

(c) Note Exchangeable for Different Denominations. This Note is exchangeable, upon the surrender hereof by the Holder at the principal office of the Company, for a new Note or Notes (in accordance with Section 8(d) and in principal amounts of at least $10,000) representing in the aggregate the outstanding Principal of this Note, and each such new Note will represent such portion of such outstanding Principal as is designated by the Holder at the time of such surrender.

(d) Issuance of New Note. Whenever the Company is required to issue a new Note pursuant to the terms of this Note, such new Note (i) shall be of like tenor with this Note, (ii) shall represent, as indicated on the face of such new Note, the Principal remaining outstanding (or in the case of a new Note being issued pursuant to Section 8(a) or Section 8(c), the Principal designated by the Holder which, when added to the Principal represented by the other new Notes issued in connection with such issuance, does not exceed the Principal remaining outstanding under this Note immediately prior to such issuance of new Notes), (iii) shall have an issuance date, as indicated on the face of such new Note, which is the same as the Execution Date of this Note, and (iv) shall have the same rights and conditions as this Note.

9. Voting Rights. The Holder shall have no voting rights as the holder of this Note, except as required by law, including but not limited to Nevada corporate law, and as expressly provided in this Note.

10. Covenants. Until this Note has been entirely converted, redeemed or otherwise satisfied in accordance with its terms:

(a) Rank. This Note shall be senior in right of payment to all other current and future notes to which the Company is a party, other than the Senior Indebtedness.

(b) Secured Indebtedness. Except with respect to Senior Indebtedness, the Company shall not, and the Company shall cause each of its Subsidiaries to not, directly or indirectly, incur any Indebtedness of the Company or any of the Subsidiaries, or amend or modify any Indebtedness in such a manner that results in it being, secured by any Lien on any assets of the Company or any of its Subsidiaries.

(c) Restricted Payments. The Company shall not, and the Company shall cause each of its Subsidiaries to not, directly or indirectly, redeem, defease, repurchase, repay or make any payments in respect of, by the payment of cash or cash equivalents (in whole or in part, whether by way of open market purchases, tender offers, private transactions or otherwise), all or any portion of any Indebtedness, whether by way of payment in respect of principal of (or premium, if any) or interest on, such Indebtedness, if at the time such payment is due or is otherwise made or, after giving effect to such payment, (i) an event constituting an Event of Default has occurred and is continuing or (ii) an event that with the passage of time and without being cured would constitute an Event of Default has occurred and is continuing.

(d) Restriction on Redemption and Cash Dividends. The Company shall not, and the Company shall cause each of its Subsidiaries to not, directly or indirectly, redeem, repurchase or pay any cash dividend or distribution on any of its capital stock (other than dividends by wholly-owned Subsidiaries to the Company) without the prior express written consent of the Holder.

(e) Restriction on Transfer of Assets. The Company shall not, and the Company shall cause each of its Subsidiaries to not, directly or indirectly, sell, lease, license, assign, transfer, convey or otherwise dispose of any assets or rights of the Company or any Subsidiary owned or hereafter acquired whether in a single transaction or a series of related transactions, other than sales, leases, licenses, assignments, transfers, conveyances and other dispositions of such assets or rights by the Company and its Subsidiaries that, in the aggregate, do not have a fair market value in excess of $250,000 in any twelve (12) month period, and other than (i) sales, leases, assignments, transfers, conveyances and other dispositions of such assets or rights by the Company in the ordinary course of business and (ii) sales of inventory in the ordinary course of business.

(f) Change in Nature of Business. The Company shall not, and the Company shall cause each of its Subsidiaries to not, directly or indirectly, engage in any material line of business substantially different from those lines of business conducted by the Company and each of its Subsidiaries on the Issuance Date or any business substantially related or incidental thereto. The Company shall not, and the Company shall cause each of its Subsidiaries to not, directly or indirectly, modify its or their corporate structure or purpose.

(g) Preservation of Existence, Etc.  The Company shall maintain and preserve, and cause each of its Subsidiaries to maintain and preserve, its existence, rights and privileges, and become or remain, and cause each of its Subsidiaries to become or remain, duly qualified and in good standing in each jurisdiction in which the character of the properties owned or leased by it or in which the transaction of its business makes such qualification necessary.

(h) Maintenance of Properties, Etc.  The Company shall maintain and preserve, and cause each of its Subsidiaries to maintain and preserve, all of its properties which are necessary or useful in the proper conduct of its business in good working order and condition, ordinary wear and tear excepted, and comply, and cause each of its Subsidiaries to comply, at all times with the provisions of all leases to which it is a party as lessee or under which it occupies property, so as to prevent any loss or forfeiture thereof or thereunder.

(i) Maintenance of Insurance.  The Company shall maintain, and cause each of its Subsidiaries to maintain, insurance with responsible and reputable insurance companies or associations (including, without limitation, comprehensive general liability, hazard, rent and business interruption insurance) with respect to its properties (including all real properties leased or owned by it) and business, in such amounts and covering such risks as is required by any governmental authority having jurisdiction with respect thereto or as is carried generally in accordance with sound business practice by companies in similar businesses similarly situated.

11. [Reserved]

12. Remedies, Characterizations, Other Obligations, Breaches and Injunctive Relief.  The remedies provided in this Note shall be cumulative and in addition to all other remedies available under this Note and the other Transaction Documents, at law or in equity (including a decree of specific performance and/or other injunctive relief), and nothing herein shall limit the right of the Holder to pursue actual damages for any failure by the Company to comply with the terms of this Note. The Company covenants to the Holder that there shall be no characterization concerning this instrument other than as expressly provided herein. Amounts set forth or provided for herein with respect to payments, conversions and the like (and the computation thereof) shall be the amounts to be received by the Holder and shall not, except as expressly provided herein, be subject to any other obligation of the Company (or the performance thereof). The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holder and that the remedy at law for any such breach may be inadequate. The Company therefore agrees that, in the event of any such breach or threatened breach, the holder of this Note shall be entitled, in addition to all other available remedies, to an injunction restraining any breach, without the necessity of showing economic loss and without any bond or other security being required. The Company shall provide all information and documentation to the Holder that is requested by the Holder to enable the Holder to confirm the Company’s compliance with the terms and conditions of this Note (including, without limitation, compliance with Section 5 hereof). The issuance of Ordinary Shares and certificates for Ordinary Shares as contemplated hereby upon the conversion of this Note shall be made without charge to the Holder or such Ordinary Shares for any issuance tax or other costs in respect thereof, provided that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than the Holder or its agent on its behalf.

13. Payment of Collection, Enforcement and Other Costs. If (a) this Note is placed in the hands of an attorney for collection or enforcement or is collected or enforced through any legal proceeding or the Holder otherwise takes action to collect amounts due under this Note or to enforce the provisions of this Note or to collect upon any of the Collateral (b) there occurs any bankruptcy, reorganization, receivership of the Company or other proceedings affecting Company creditors’ rights and involving a claim under this Note, then the Company shall pay the costs incurred by the Holder for such collection, enforcement or action or in connection with such bankruptcy, reorganization, receivership or other proceeding, including, without limitation, attorneys’ fees and disbursements.

14. Non-circumvention. The Company hereby covenants and agrees that the Company will not, by amendment of its certificate of incorporation, bylaws or through any reorganization, transfer of assets, consolidation, merger, scheme of arrangement, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Note, and will at all times in good faith carry out all the provisions of this Note and take all action as may be required to protect the rights of the Holder. Without limiting the generality of the foregoing, the Company (i) shall take all such actions as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and non-assessable Ordinary Shares upon the conversion of this Note, and (ii) shall, so long as any of the Principal under this Note remains outstanding, take all action necessary to reserve and keep available out of its authorized and unissued Ordinary Shares, solely for the purpose of effecting the exercise of this Note, the maximum number of Ordinary Shares as shall from time to time be necessary to effect the exercise of this Note.

15. Failure or Indulgence Not Waiver.  No failure or delay on the part of a Holder in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege. No waiver shall be effective unless it is in writing and signed by an authorized representative of the waiving party.

16. Notices. Whenever notice is required to be given under this Note, unless otherwise provided herein, such notice shall be given in accordance with Section 10(f) of the Securities Purchase Agreement. The Company shall provide the Holder with prompt written notice of all actions taken pursuant to this Note, including in reasonable detail a description of such action and the reason therefor. Without limiting the generality of the foregoing, the Company will give written notice to the Holder (i) as soon as practicable upon each adjustment of the Conversion Price and the number of Conversion Shares, setting forth in reasonable detail, and certifying, the calculation of such adjustment(s) and (ii) at least fifteen (15) days prior to the date on which the Company closes its books or takes a record (A) with respect to any dividend or distribution upon the Ordinary Shares, (B) with respect to any grants, issuances or sales of any Options, Convertible Securities or rights to purchase stock, warrants, securities, indebtedness, or other property pro rata to holders of Ordinary Shares or (C) for determining rights to vote with respect to any Fundamental Transaction, dissolution or liquidation, provided in each case that such information (to the extent it constitutes, or contains, material, non-public information regarding the Company shall be made known to the public prior to or in conjunction with such notice being provided to the Holder and (iii) at least ten (10) Trading Days prior to the consummation of any Fundamental Transaction. To the extent that any notice provided hereunder (whether under this Section 16 or otherwise) constitutes, or contains, material, non-public information regarding the Company, the Company shall simultaneously file such notice with the SEC pursuant to a Report of Foreign Private Issuer on Form 6-K. It is expressly understood and agreed that the time of execution specified by the Holder in each Conversion Notice shall be definitive and may not be disputed or challenged by the Company.

17. [Reserved].

18. Payments. Whenever any payment of cash is to be made by the Company to any Person pursuant to this Note, unless otherwise expressly set forth herein, such payment shall be made in lawful money of the United States of America by wire transfer of immediately available funds by providing the Company with prior written notice setting out the Holder’s wire transfer instructions. Whenever any amount expressed to be due by the terms of this Note is due on any day which is not a Business Day, the same shall instead be due on the next succeeding day which is a Business Day. Any amounts due under the Transaction Documents which is not paid when due shall result in a late charge being incurred and payable by the Company in an amount equal to interest on such amount at the rate of fifteen percent (15%) per month from the date such amount was due until the same is paid in full.

19. Transferability of Note. A Holder may transfer some or all of this Note, or any shares issuable upon conversion of this Note, without the consent of the Company, subject only to the limitations of Section 2(f) of the Securities Purchase Agreement.

20. Register.  The Company shall maintain a register (the “Register”) and record the names and addresses of the holders of each Convertible Note and the Principal amount of the Convertible Notes held by such holders (the “Registered Notes”). The entries in the Register shall be conclusive and binding for all purposes absent manifest error. The Company and the holders of the Notes shall treat each Person whose name is recorded in the Register as the owner of a Note for all purposes, including, without limitation, the right to receive payments of Principal and interest hereunder, notwithstanding notice to the contrary. A Registered Note may be assigned or sold in whole or in part only by registration of such assignment or sale on the Register. Upon its receipt of a request to assign or sell all or part of any Registered Note by a Holder, the Company shall record the information contained therein in the Register and issue one or more new Registered Notes in the same aggregate Principal amount as the Principal amount of the surrendered Registered Note to the designated assignee or transferee.

21. Amendment. Except as otherwise provided herein, the provisions of this Note may be amended and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company has obtained the written consent of the Holder. The Holder shall be entitled, at its option, to the benefit of any amendment of any other similar Convertible Note issued by the Company under the Securities Purchase Agreement.

22. Dispute Resolution. In the case of a dispute as to the determination of the Conversion Price or the arithmetic calculation of the Conversion Shares (as the case may be), the Company or the Holder (as the case may be) shall submit the disputed determinations or arithmetic calculations (as the case may be) via facsimile (i) within two (2) Business Days after receipt of the applicable notice giving rise to such dispute to the Company or the Holder (as the case may be) or (ii) if no notice gave rise to such dispute, at any time after the Holder or the Company (as the case may be) learned of the circumstances giving rise to such dispute. If the Holder and the Company are unable to agree upon such determination or calculation (as the case may be) within three (3) Business Days of such disputed determination or arithmetic calculation being submitted to the Company or the Holder (as the case may be), then the Company shall, within two (2) Business Days submit via facsimile (a) the disputed arithmetic calculation of the Conversion Shares and the disputed determination of the Conversion Price to an independent, reputable investment bank selected by the Holder, with the consent of the Company (which may not be unreasonably withheld, conditioned or delayed), or (b) if acceptable to the Holder, the disputed arithmetic calculation of the Conversion Shares and the disputed determination of the Conversion Price to the Company’s independent, outside accountant. The Company shall cause at its expense the investment bank or the accountant (as the case may be) to perform the determinations or calculations (as the case may be) and notify the Company and the Holder of the results no later than ten (10) Business Days from the time it receives such disputed determinations or calculations (as the case may be). Such investment bank’s or accountant’s determination or calculation (as the case may be) shall be binding upon all parties absent demonstrable error. The fees and expenses of such investment bank or accountant shall be borne by the parties in the same proportion as the respective amounts by which the investment bank’s or accountant’s determination differs from such party’s calculation.

23. Waiver of Notice.  To the extent permitted by law, the Company hereby irrevocably waives demand, notice, presentment, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Note and the Securities Purchase Agreement.

24. Governing Law.  This Note shall be governed by and construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Note shall be governed by, the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. The Company hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Nothing contained herein shall be deemed or operate to preclude the Holder from bringing suit or taking other legal action against the Company in any other jurisdiction to collect on the Company’s obligations to the Holder or to enforce a judgment or other court ruling in favor of the Holder. THE COMPANY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS NOTE OR ANY TRANSACTION CONTEMPLATED HEREBY.

25. Certain Defined Terms. For purposes of this Note, the following terms shall have the following meanings:

(a) “1934 Act” means the Securities Exchange Act of 1934, as amended.

(b) “Black Scholes Consideration Value” means the value of the applicable Option or Convertible Security (as the case may be) as of the date of issuance thereof calculated using the Black Scholes Option Pricing Model obtained from the “OV” function on Bloomberg utilizing (i) an underlying price per share equal to the Closing Sale Price of the Ordinary Shares on the Trading Day immediately preceding the public announcement of the execution of definitive documents with respect to the issuance of such Option or Convertible Security (as the case may be), (ii) a risk-free interest rate corresponding to the U.S. Treasury rate for a period equal to the remaining term of such Option or Convertible Security (as the case may be) as of the date of issuance of such Option or Convertible Security (as the case may be) and (iii) an expected volatility equal to the greater of 100% and the 100 day volatility obtained from the HVT function on Bloomberg (determined utilizing a 365 day annualization factor) as of the Trading Day immediately following the date of issuance of such Option or Convertible Security (as the case may be).

(c) “Bloomberg” means Bloomberg, L.P.

(d) “Closing Bid Price” and “Closing Sale Price” means, for any security as of any date, the last closing bid price and the last closing trade price, respectively, for such security on the Principal Market, as reported by Bloomberg, or, if the Principal Market begins to operate on an extended hours basis and does not designate the closing bid price or the closing trade price (as the case may be) then the last bid price or last trade price, respectively, of such security prior to 4:00:00 p.m., New York time, as reported by Bloomberg, or, if the Principal Market is not the principal securities exchange or trading market for such security, the last closing bid price or last trade price, respectively, of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg, or if the foregoing do not apply, the average of the bid prices, or the ask prices, respectively, of all of the market makers for such security as reported in the “pink sheets” by OTC Markets Group Inc. (formerly Pink Sheets LLC). If the Closing Bid Price or the Closing Sale Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Closing Bid Price or the Closing Sale Price (as the case may be) of such security on such date shall be the fair market value as mutually determined by the Company and the Holder. If the Company and the Holder are unable to agree upon the fair market value of such security, then such dispute shall be resolved in accordance with the procedures in Section 22. All such determinations shall be appropriately adjusted for any stock dividend, stock split, stock combination or other similar transaction during such period.

(e) “Collateral” means all of Borrower’s right, title and interest in and to all of the assets of Borrower, including without limitation, the following assets (whether now existing or hereafter arising or acquired, wherever located): (i) all present and future income, accounts, accounts receivable, rights to payment and all forms of consideration and obligations owing to Borrower or in which the Borrower may have any interest, however created or arising and whether or not earned by performance; (ii) all deposit accounts, securities, securities entitlements, securities accounts, investment property and certificates of deposit now owned or hereafter acquired; (iii) all other real and personal property now owned or hereafter acquired, including, and all accessories, accessions, replacements, substitutions, additions, and improvements to any of the foregoing, wherever located; and (iv) all other contract rights, intellectual property (including know-how, trade secrets, patents, copyrights, trade and service marks, licenses; issued, pending, or planned; and registered or at common law), and general intangibles now owned or hereafter acquired, including, without limitation, income tax refunds, credits, deposits, payments of insurance and rights to payment of any kind; notwithstanding the foregoing, Collateral shall not include (i) any real property owned by Borrower as of the date hereof or (ii) any hereinafter acquired real or personal property (including, without limitation, all other contract rights, intellectual property (including know-how, trade secrets, patents, copyrights, trade and service marks, licenses; issued, pending, or planned; and registered or at common law), and general intangibles) further to which the seller thereof self-finances or provides seller-backed financing.

(f) “Conversion Price” means $0.1653, subject to adjustment as provided herein.

(g) “Execution Date” shall have the meaning set forth in the Securities Purchase Agreement.

(h) “Fundamental Transaction” means that (i) the Company shall, directly or indirectly, in one or more related transactions, (1) consolidate or merge with or into (whether or not the Company is the surviving entity) any other Person unless the shareholders of the Company immediately prior to such consolidation or merger continue to hold more than 50% of the outstanding shares of Voting Stock after such consolidation or merger, or (2) sell, lease, license, assign, transfer, convey or otherwise dispose of all or substantially all of its properties or assets to any other Person, in connection with which the Company is dissolved, or (3) allow any other Person to make a purchase, tender or exchange offer that is accepted by the holders of more than 50% of the outstanding shares of Voting Stock of the Company (not including any shares of Voting Stock of the Company held by the Person or Persons making or party to, or associated or affiliated with the Persons making or party to, such purchase, tender or exchange offer), or (4) consummate a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with any other Person whereby such other Person acquires more than 50% of the outstanding shares of Voting Stock of the Company (not including any shares of Voting Stock of the Company held by the other Person or other Persons making or party to, or associated or affiliated with the other Persons making or party to, such stock or share purchase agreement or other business combination), or (ii) any “person” or “group” (as these terms are used for purposes of Sections 13(d) and 14(d) of the 1934 Act and the rules and regulations promulgated thereunder) is or shall become the “beneficial owner” (as defined in Rule 13d-3 under the 1934 Act), directly or indirectly, of 50% of the aggregate ordinary voting power represented by issued and outstanding Voting Stock of the Company.

(i) “Interest Rate” means ten percent (10%) per annum, in each case as may be adjusted from time to time in accordance with Section 1.

(j) “Lien” means any lien, mortgage, pledge, encumbrance, charge, security interest, adverse claim, liability, interest, charge, preference, priority, proxy, transfer restriction (other than restrictions under the federal and state securities laws), encroachment, tax, order, community property interest, equitable interest, option, warrant, right of first refusal, easement, profit, license, servitude, right of way, covenant or zoning restriction.

(k) “Options” means any rights, warrants or options to subscribe for or purchase Ordinary Shares or Convertible Securities.

(l) “Ordinary Shares” means the Ordinary Shares, no par value, of the Company and any other shares of stock issued or issuable with respect thereto (whether by way of a stock dividend or stock split or in exchange for or upon conversion of such shares or otherwise in connection with a combination of shares, distribution, recapitalization, merger, consolidation, other corporate reorganization or other similar event with respect to the Ordinary Shares).

(m) “Parent Entity” of a Person means an entity that, directly or indirectly, controls the applicable Person and whose Ordinary Shares or equivalent equity security is quoted or listed on an Eligible Market, or, if there is more than one such Person or Parent Entity, the Person or Parent Entity with the largest public market capitalization as of the date of consummation of the Fundamental Transaction.

(n) “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity and a government or any department or agency thereof.

(o) “Principal Market” means the Nasdaq Capital Market.

(p) “SEC” means the Securities and Exchange Commission or the successor thereto.

(q) “Senior Indebtedness” means any Indebtedness of the Company or its Subsidiaries under any bank or seller-backed financing secured by real or personal property.

(r) “Subsidiary” means any Person in which the Company, directly or indirectly, (I) owns any of the outstanding capital stock or holds any equity or similar interest of such Person or (II) controls or operates all or any part of the business, operations or administration of such Person; provided, that after the Subscription Date, a Person (other than Subsidiaries as of the Subscription Date) shall not become a Subsidiary pursuant to clause (I) unless the Company, directly or indirectly, owns at least 10% of any of the outstanding capital stock or holds at least 10% of any equity or similar interest of such person.

(s) “Subsidiary Spin-Off” means any inquiry, proposal or offer from any Person relating to any (a) direct or indirect acquisition (whether in a single transaction or a series of related transactions) of assets of a Subsidiary (excluding sales of assets in the ordinary course of business) equal to 51% or more of the value of the assets of the Subsidiary or to which 51% or more of the revenues or earnings of the Subsidiary are attributable, (b) tender offer for, or direct or indirect acquisition (whether in a single transaction or a series of related transactions) of 51% or more of the outstanding equity securities of any Subsidiary, or (c) merger, consolidation, share exchange, business combination, recapitalization, liquidation, dissolution or similar transaction involving substantially all of any Subsidiary or involving the assets of the any Subsidiaries with a value set forth in clause (a) of this definition.

(t) “Successor Entity” means the Person (or, if so elected by the Holder, the Parent Entity) formed by, resulting from or surviving any Fundamental Transaction or the Person (or, if so elected by the Holder, the Parent Entity) with which such Fundamental Transaction shall have been entered into.

(u) “Trading Day” means, as applicable, (x) with respect to all price determinations relating to the Ordinary Shares, any day on which the Ordinary Shares is traded on the principal securities exchange or securities market on which the Ordinary Shares is then traded, provided that “Trading Day” shall not include any day on which the Ordinary Shares is scheduled to trade on such exchange or market for less than 4.5 hours or any day that the Ordinary Shares is suspended from trading during the final hour of trading on such exchange or market (or if such exchange or market does not designate in advance the closing time of trading on such exchange or market, then during the hour ending at 4:00:00 p.m., New York time) unless such day is otherwise designated as a Trading Day in writing by the Holder or (y) with respect to all determinations other than price determinations relating to the Ordinary Shares, any day on which The New York Stock Exchange (or any successor thereto) is open for trading of securities.

(v) “Voting Stock” of a Person means capital stock of such Person of the class or classes pursuant to which the holders thereof have the general voting power to elect, or the general power to appoint, at least a majority of the board of directors, managers or trustees of such Person (irrespective of whether or not at the time capital stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

(w) “VWAP” means, for any security as of any date, the dollar volume-weighted average price for such security on the principal securities exchange or securities market on which such security is then traded during the period beginning at 9:30:01 a.m., New York time, and ending at 4:00:00 p.m., New York time, as reported by Bloomberg through its “Volume at Price” function or, if the foregoing does not apply, the dollar volume-weighted average price of such security in the over-the-counter market on the electronic bulletin board for such security during the period beginning at 9:30:01 a.m., New York time, and ending at 4:00:00 p.m., New York time, as reported by Bloomberg, or, if no dollar volume-weighted average price is reported for such security by Bloomberg for such hours, the average of the three highest closing bid prices and the three lowest closing ask prices of all of the market makers for such security as reported in the “pink sheets” by OTC Markets Group Inc. (formerly Pink Sheets LLC). If VWAP cannot be calculated for such security on such date on any of the foregoing bases, the VWAP of such security on such date shall be the fair market value as mutually determined by the Company and the Holder. If the Company and the Holder are unable to agree upon the fair market value of such security, then such dispute shall be resolved in accordance with the procedures in Section 22. All such determinations shall be appropriately adjusted for any stock dividend, stock split, stock combination or other similar transaction during such period.

IN WITNESS WHEREOF, Holder and the Company have caused their respective signature page to this Convertible Note to be duly executed as of the date first written above.

COMPANY

BORQS Technologies, Inc.

By:
Name:	Pat Sek Yuen Chan
Title:	Chief Executive Officer

*  *  *  *  *

EXHIBIT I

BORQS Technologies, Inc.

CONVERSION NOTICE

Reference is made to that certain Convertible Note (the “Note”) issued by Borqs Technologies, Inc., a company incorporated in the British Virgin Islands (the “Company”) to the undersigned Holder on [ ], 2022. Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Warrant.

The undersigned holder hereby exercises the right to convert the portion of the Note indicated below into Ordinary Shares, no par value, of the Company (the “Ordinary Shares”) as of the date specified below.

Date of Conversion:

Principal Amount of Note to be Converted:

Tax ID Number (If applicable):

Applicable Conversion Price:

$___________

Number of Ordinary Shares to be issued:

Please issue the Ordinary Shares into which the Note is being converted in the following name and to the following address:

Issue to:

Address:

Telephone Number:

Facsimile Number:

Holder:

By:
Title:

Dated:

Account Number (if electronic book entry transfer):

Transaction Code Number (if electronic book entry transfer):

EXHIBIT II

ACKNOWLEDGMENT

Borqs Technologies, Inc., a company incorporated in the British Virgin Islands (the “Company”) hereby acknowledges its receipt of the enclosed Conversion Notice and hereby directs [______________] to issue the above indicated number of Ordinary Shares in accordance with the Irrevocable Transfer Agent Instructions dated [_________ __, 20__] from the Company and acknowledged and agreed to by [______________].

Borqs Technologies, Inc.

By:
Name:
Title: